EXHIBIT 10.2

                               EPICEPT CORPORATION
                           2005 EQUITY INCENTIVE PLAN
                             STOCK OPTION AGREEMENT

1.   GRANT OF OPTION.

           EpiCept Corporation, a Delaware corporation (together with its successors and assigns, the "Company"), hereby grants to Robert W. Cook (the "Optionee"), effective as of January 4, 2006 (the "Grant Date"), an option to purchase an aggregate of 211,567 shares of its Common Stock at a price of $5.84 per share, exercisable as set forth in, and subject to the terms and conditions of, this Stock Option Agreement and the Employment Agreement dated as of October 28, 2004 between the Company and the Optionee (the "Employment Agreement").

2.   EXERCISABILITY OF OPTION.

           (a) As of the Grant Date, this option shall be vested, and exercisable, with respect twenty-five percent (25%) of the shares of Common Stock that are subject to it; and thereafter over a 48-month period (1/48 per month) on the last day of each month (beginning with the month in which the Grant Date falls), and as of 12:01 a.m. on each such day, and shall become fully exercisable as to all such shares no later than the last day of the 48th month from the Grant Date; provided, that the Optionee has been continuously employed by the Company through each such vesting date.

           (b) In the event that the Term of Employment (as defined in the Employment Agreement) is terminated in a termination governed by Section 9(a), 9(b), 9(d) or 9(e) of the Employment Agreement), this option shall (x) become vested and exercisable as of the Termination Date (as defined in the Employment Agreement) with respect to fifty percent (50%) of any securities and other property for which it is not then vested and exercisable; (y) become vested and exercisable with respect to the remainder of such securities and other property ratably and quarterly over the two (2) years immediately following the Termination Date; and (z) remain exercisable, for all securities and other property for which it is or becomes exercisable, through the later of the ninetieth (90th) day following the date upon which it becomes fully vested and exercisable and the first anniversary of the Termination Date, but in no event beyond the tenth anniversary of the Grant Date.

           (c) In the event that the Term of Employment is terminated in accordance with Section 9(c) or 9(f) of the Employment Agreement, this option, to the extent that it is or becomes exercisable as of the Termination Date, shall remain fully exercisable through the earlier of the thirtieth (30th) day following such date, and the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised.

           (d) In the event that the Term of Employment is terminated in anticipation of (or within one year following) a Change in Control in a termination that is governed by Section 9(d) or 9(e) of the Employment Agreement, Section 2(b) above shall not apply and this option shall (x) become vested and exercisable as of the Termination Date with respect to fifty percent (50%) of any securities and other property for which it is not then vested and exercisable; (y) become vested and exercisable with respect to the remainder of


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such securities and other property ratably and monthly over the year immediately following the Termination Date; and (z) remain exercisable, for all securities and other property for which it is or becomes exercisable, through the later of the ninetieth (90th) day following the date upon which it becomes fully vested and exercisable and the first anniversary of the Termination Date, but in no event beyond the tenth anniversary of the Grant Date.

           (e) In the event that the Term of Employment terminates in a termination governed by Section 9(h) of the Employment Agreement this option shall: (x) to the extent then vested or exercisable (including, without limitation, pursuant to clause (y) below), be and remain exercisable through the earlier of: the ninetieth (90th) day following the Termination Date or the tenth anniversary of the Grant Date, at which time it shall expire to the extent that it has not yet been exercised and (y) become vested and exercisable as of the Termination Date to the extent that it is then scheduled to become vested or exercisable on or before the first anniversary of such date (had the Optionee's employment continued indefinitely).

           (f) Anything elsewhere to the contrary notwithstanding, upon the occurrence of any Change in Control (as defined in the Employment Agreement) while the Optionee is employed with the Company, this option (x) shall become vested and exercisable as of the date of the Change in Control with respect to fifty percent (50%) of any securities and other property for which it is not then vested and exercisable; (y) shall become vested and exercisable with respect to the remainder of such securities and other property ratably and monthly over the year immediately following the Change in Control; and (z) shall remain exercisable, for all securities and other property for which it is or becomes exercisable, through the later of the first anniversary of the Change in Control and the ninetieth (90th) day after it becomes fully vested and exercisable, but in no event beyond the tenth anniversary of the Grant Date.

           (g) Anything elsewhere to the contrary notwithstanding, this option shall, to the extent that it has not then yet been exercised, expire at 11:59 p.m. on the tenth anniversary of the Grant Date.

3.   EXERCISE OF OPTION.

           (a) METHOD OF EXERCISE. Subject to the conditions set forth in this Stock Option Agreement, this option may, to the extent permitted by applicable law, be exercised from time to time by delivery of written notice of exercise to the Company from the Optionee. Such notice shall specify the total number of shares to be purchased and shall be accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below. Such exercise shall be effective upon delivery to the Company of such written notice together with the required payment (or arrangement for payment). This option may be exercised for less than the full number of shares for which the option is then exercisable, provided that no such exercise may be for any fractional share.

           (b) METHOD OF PAYMENT. Payment of the purchase price for shares purchased upon an exercise of this option may, to the extent permitted by applicable law, be made (i) by delivery to the Company of cash, a wire transfer of available funds, or a check payable to the order of the Company in an amount equal to the purchase price of such shares; (ii) by delivery to the Company of shares of Common Stock then owned by the Optionee for at least six (6) months having an aggregate Fair Market Value as of the date of delivery equal to the


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purchase price of such shares; (iii) by "net exercise" (i.e., the Optionee's directing the Company to apply a portion of the option shares, valued at Fair Market Value on the date of exercise, against the taxes resulting from exercise and/or the exercise price); (iv) through reasonable cashless exercise procedures that are from time to time established by the Company and that afford the Optionee the opportunity to sell immediately some or all of the shares underlying the exercised portion of this option in order to generate sufficient cash to pay the option purchase price; or (v) by any combination of (i), (ii),
(iii) or (iv).

           (c) DELIVERY OF SHARES TENDERED IN PAYMENT OF PURCHASE PRICE. Payment by delivery of shares may be effected by delivering one or more stock certificates or by otherwise delivering shares to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of shares shall promptly be returned by the Company.

           (d) DELIVERY OF OPTION SHARES. The Company shall, upon payment in accordance with Section 3(a) above of the aggregate purchase price for the number of shares purchased, make prompt delivery of such shares to the Optionee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All shares delivered upon any exercise of this option shall, when delivered, be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) registered for sale, and for resale, under U.S. state and federal securities laws to the extent that other shares of the same class are then so registered or qualified and (iii) listed, or otherwise qualified, for trading on any securities exchange or securities market on which shares of the same class are then listed or qualified. To the extent that shares are not promptly delivered to the Optionee when due, the Company shall promptly make the Optionee whole for any resulting expense or loss of benefit. The Company shall deliver cash in lieu of any fractional share.

4.   NONTRANSFERABILITY OF OPTION.

           This option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process, except that this option may be transferred in whole or in part by will or the laws of descent and distribution. Any Person to whom this option has been transferred in whole or in part in accordance with the first sentence of this Section 4 shall, to the extent of the transfer, succeed to the rights, and assume the obligations, of the Optionee under Sections 2 through 6 and 9 of this Stock Option Agreement.

5.   ADJUSTMENT PROVISIONS.

           In the event that, at any time after the Grant Date, any merger, consolidation, reorganization, recapitalization, spin-off, split-up, combination, modification of securities, exchange of securities, liquidation, dissolution, share split, share dividend, other distribution of securities or other property in respect of shares or other securities (other than ordinary recurring cash dividends), or other change in corporate structure or capitalization affecting the rights or value of securities of any class then


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subject to this option occurs, appropriate adjustment(s) shall promptly be made in the number and/or kind of securities subject to this option and/or in the exercise price and/or in other terms and conditions of this option, and/or appropriate provision(s) shall promptly be made for supplemental distributions of cash, securities and/or other property, so as to avoid dilution or enlargement of the rights of the Optionee and the value represented by this option. If an event occurs that may require an adjustment (or other action) pursuant to this Section 5, the Company shall promptly deliver to the Optionee a certificate, signed by an officer of the Company, setting forth in reasonable detail (x) the event in question and (y) either the adjustment (or other action) being implemented and the method by which such adjustment (or other action) was calculated or determined or the reasons why the Company believes no adjustment (or other action) is needed.

6.   CHANGE IN CONTROL.

           In the event that holders of securities of any class that is then subject to this option receive cash, securities or other property in respect of such securities in connection with a Change in Control transaction, the Company shall take such steps as are necessary to enable the Optionee (if he so elects) to exercise this option at a time and in a fashion that will entitle him to receive in exchange for any securities thus acquired the same consideration as is received in such Change in Control transaction by other holders of securities of that class.

7.   TAX WITHHOLDING.

           The Company's obligation to deliver shares upon the exercise of this option shall be subject to the Optionee's satisfaction of all applicable Federal, state and local income, excise, employment and other tax withholding requirements ("tax obligations"). The Optionee may satisfy any such tax obligations in any of the manners provided in Section 3(b) above for payment of the purchase price.

8.   THE COMPANY'S REPRESENTATIONS.

           The Company represents and warrants that (a) it is fully authorized by action of its Board (and of any Person or body whose action is required) to enter into this Stock Option Agreement and to perform its obligations under it;
(b) the execution, delivery and performance of this Stock Option Agreement by the Company does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document (x) to which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is a party or (y) by which it (or, to the best of its knowledge and belief, any of its security holders or creditors) is bound; and (c) upon the execution and delivery of this Stock Option Agreement by the Company and the Optionee, this Stock Option Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.


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9.   MISCELLANEOUS.

           (a) Any Claim arising out of or relating to this Stock Option Agreement shall be resolved by binding arbitration in accordance with Section 15 of the Employment Agreement.

           (b) All notices and other communications relating to this Stock Option Agreement shall be given as provided in Section 16 of the Employment Agreement.

           (c) Sections 17(b), 17(c), 17(d), 17(e) (second sentence only), 17(f), 17(g), 17(i) and 17(j) of the Employment Agreement (relating, respectively, to amendment or waiver, conflicts, headings, beneficiaries/references, survivorship, severability, governing law and counterparts) shall be deemed incorporated herein in full, with the references to the "Agreement" in such Sections being treated as references to this Stock Option Agreement, the references to the "Executive" in such Sections being treated as references to the original Optionee.

           (d) All capitalized terms not defined in this Stock Option Agreement shall have the meanings set forth in the Employment Agreement. "Term of Employment" shall mean the "Term" as defined in the Employment Agreement.

           (e) Nothing contained in this Stock Option Agreement shall be construed or deemed by any Person under any circumstances to bind the Company to continue the employment of the Optionee for any particular period of time.


                                                 EPICEPT CORPORATION


                                                 By:
                                                    ----------------------------
                                                    Name:  John V. Talley, Jr.
                                                    Title: CEO

ACCEPTED

OPTIONEE:


-----------------------
Robert W. Cook




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